Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ConnectM Technology Solutions, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bhaskar Panigrahi, Chief Executive Officer of the Company, and I, Mahesh P. Choudhury, Principal Financial Officer of the Company, certify to the best of my knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 21, 2026	/s/ Bhaskar Panigrahi
Bhaskar Panigrahi
Chief Executive Officer
(principal executive officer)

Date: August 21, 2026	/s/ Mahesh P. Choudhury
Mahesh P. Choudhury
Principal Financial Officer
(principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ConnectM Technology Solutions, Inc. and will be retained by ConnectM Technology Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.